Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

BlackRock® Dynamic Factor Index Supplement No. 64 to the Prospectus and the Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-284538

GS Finance Corp.

Medium-Term Notes, Series F

guaranteed by

The Goldman Sachs Group, Inc.

BlackRock® Dynamic Factor Index Supplement No. 64

Notes Linked to the Performance of the BlackRock® Dynamic Factor Index

GS Finance Corp. may from time to time offer and sell notes, the payments and performance of which will be linked to the BlackRock® Dynamic Factor Index (the “index”). The index measures the extent to which the performance of the combination of an equity ETF basket composed of up to five equity ETFs, a fixed income ETF basket composed of up to three fixed income ETFs and a cash constituent (together with the ETFs, the underlying assets) outperforms the sum of the return on (i) the Secured Overnight Financing Rate (SOFR) plus 0.26161% plus (ii) an additional 0.65% per annum fee (accruing daily). The weights of the ETFs within the equity ETF basket are determined based on three common economic measures (factors) – “economic regime”, “value” and “momentum”, while the weights of the ETFs within the fixed income ETF basket are determined based on how medium-term interest rates are trending. The relative weights of the equity ETF basket, the fixed income ETF basket and the cash constituent that compose the index are determined based on measures of volatility using the past returns of the ETFs (i.e., the degree of variation in past returns given the various weightings of these components). The equity ETF basket rebalances monthly and the fixed income ETF basket rebalances on each index business day. Allocations of the index among the equity ETF basket, the fixed income ETF basket and the cash constituent are determined on each index business day with a goal of limiting volatility (i.e., the degree of variation in the past returns) to no more than 5%.

As a result of such allocations, the index may include limited exposure to the ETFs and may allocate a significant portion of its exposure to the cash constituent, the return on which will be less than the sum of the return on (i) SOFR plus 0.26161% plus (ii) 0.65% per annum. In the recent past, a very significant portion (up to 85.5%) of the index has been allocated to the cash constituent. The greater the percentage of the index allocated to the cash constituent, the higher the return that will be required on the ETFs in order to have a return on your investment.

Because the index measures the performance of the selected underlying assets less the sum of the return on (i) SOFR plus 0.26161% plus (ii) 0.65% per annum (accruing daily), on any day such underlying assets must outperform the return on (i) SOFR plus 0.26161% plus (ii) 0.65% per annum for the index level to increase.

Prior to December 28, 2021, the index measured the extent to which the performance of the combination of the underlying assets outperformed the sum of the return on 3-month USD LIBOR plus an additional 0.65% per annum fee (accruing daily). Further, prior to such date, the cash constituent reflected notional returns accruing to a hypothetical investor from an investment in a notional money market account that accrued interest at 3-month USD LIBOR, which return was less than the return on the sum of 3-month USD LIBOR plus 0.65% per annum. As a result, extremely limited historical information regarding the performance of the index subsequent to its discontinued use of 3-month USD LIBOR is available, which may make it difficult for you to make an informed decision with respect to an investment in the notes.

The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-284538, describes some of the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement and, if specified in the applicable pricing supplement, a separate product supplement, which we refer to as the applicable product supplement, will describe additional terms that apply to your notes.

This index supplement contains the following:

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A summary overview of the index. You should read this summary overview in conjunction with (i) the more detailed description of index to be set forth in the applicable pricing supplement and (ii) the descriptions of the index’s underlying assets (including the ETFs) set forth herein.
•
Certain risks applicable to the index’s ETFs. You should read these risks in conjunction with the risks and considerations described in the applicable pricing supplement (including risks and considerations relating to the index itself, the particular notes being offered thereby and certain other matters), the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.
•
A description of the index’s underlying assets.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the ETFs” beginning on page S-10 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this index supplement no. 64, the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this index supplement in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC (GS&Co.), or any other affiliate of GS Finance Corp., may use this index supplement in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this index supplement is being used in a market-making transaction.

Goldman Sachs & Co. LLC

BlackRock® Dynamic Factor Index Supplement No. 64 dated April 21, 2025.

In this index supplement, when we refer to a “note” we mean a note linked to the index specified herein unless the context requires otherwise. Please note that in this index supplement, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our ultimate parent company, refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References to the “accompanying prospectus” mean the accompanying prospectus, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series F, each of GS Finance Corp. and The Goldman Sachs Group, Inc. and each as may be amended from time to time, that form a part of Registration Statement No. 333-284538. Also, references to the “indenture” in this index supplement mean the senior debt indenture, dated October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the above-referenced accompanying prospectus supplement for Medium-Term Notes, Series F.

The Notes Are Part of a Series

The notes are part of a series of debt securities, entitled “Medium-Term Notes, Series F”, that we may issue under our indenture from time to time. The notes are “indexed debt securities”, as defined in the accompanying prospectus. The notes will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. We describe terms that apply generally to all Series F medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series F medium-term notes and the accompanying prospectus, respectively. The applicable pricing supplement will describe any additions or changes to the terms of the notes being offered thereby.

Please note that the information about the settlement or trade dates, issue price, underwriting discounts or commissions and net proceeds to us in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in the Applicable Pricing Supplement and the Applicable Product Supplement, If Any

The specific terms of your notes will be described in the applicable pricing supplement and the applicable product supplement, if any, accompanying this index supplement. The terms described therein are in addition to those described herein and in the accompanying prospectus and the accompanying prospectus supplement.

SUMMARY OVERVIEW OF THE INDEX

Please note that this section constitutes only a brief overview of the index. The index will be described in more detail in the applicable pricing supplement. You should not invest in the notes without also reading the applicable pricing supplement in full, including the sections entitled “The Index” and “Additional Risk Factors Specific to Your Notes” (including risks and considerations relating to the index, the particular notes being offered thereby and certain other matters). Neither this section, the section entitled “Additional Risks Factors Specific to the ETFs” nor any other information in this index supplement is intended to be a substitute for the information relating to the index, including the risk factors relating to the index, set forth in the applicable pricing supplement.

The BlackRock® Dynamic Factor Index (the index) measures the extent to which the performance of the combination of an equity ETF basket composed of five equity ETFs, a fixed income ETF basket composed of three fixed income ETFs and a cash constituent (together with the ETFs, the underlying assets) outperforms the sum of the return on a notional interest rate (SOFR plus 0.26161%) plus 0.65% per annum (accruing daily). The weights of the ETFs within the equity ETF basket are determined based on three common economic measures (factors) — “economic regime”, “value” and “momentum”, while the weights of the ETFs and within the fixed income ETF basket are determined based on how medium-term interest rates are trending. The relative weights of the equity ETF basket, the fixed income ETF basket and the cash constituent that compose the index are determined based on measures of volatility using the past returns of the ETFs (i.e., the degree of variation in past returns given the various weightings of these components).

Prior to December 28, 2021, the index measured the extent to which the performance of the combination of the underlying assets outperformed the sum of the return on 3-month USD LIBOR plus an additional 0.65% per annum fee (accruing daily). Further, prior to such date, the cash constituent reflected notional returns accruing to a hypothetical investor from an investment in a notional money market account that accrued interest at 3-month USD LIBOR, which return was less than the return on the sum of 3-month USD LIBOR plus 0.65% per annum. As a result, extremely limited historical information regarding the performance of the index subsequent to its discontinued use of 3-month USD LIBOR is available, which may make it difficult for you to make an informed decision with respect to an investment in the notes.

The following is a summary of the index components:

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An equity ETF basket with components that are weighted to provide exposure to three common economic measures (factors) — “economic regime”, “value” (which is composed of a “cash flow from operations to price” signal and a “forward earnings yield” signal) and “momentum”. For purposes of calculating the index, a signal is a measurement of a specified economic measure that is used to determine the components of the equity and fixed income ETF baskets. Each month, the allocation to the five equity ETFs in the equity ETF basket is rebalanced based primarily on the characteristics of each equity ETF as measured by each of the three common factors and the volatility of the returns of each equity ETF. The five equity ETFs are as follows:
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iShares® MSCI USA Momentum Factor ETF (MTUM);
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iShares® MSCI USA Size Factor ETF (SIZE);
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iShares® MSCI USA Quality Factor ETF (QUAL);
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iShares® MSCI USA Value Factor ETF (VLUE); and
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iShares® MSCI USA Min Vol Factor ETF (USMV).
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A fixed income ETF basket with components that are weighted based on a rates momentum signal which measures how medium-term interest rates are trending. On each index index business day, the allocation to the fixed income ETFs in the fixed income ETF basket is rebalanced, with 50% allocated to the iShares® 7-10 Year Treasury Bond ETF and the remaining 50% allocated to one of the other fixed income ETFs (other than during periods when a transition is being effected between the iShares® 1-3 Year Treasury Bond ETF and the iShares® 20+ Year Treasury Bond ETF). The three fixed income ETFs are as follows:
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iShares® 1-3 Year Treasury Bond ETF (SHY);
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iShares® 7-10 Year Treasury Bond ETF (IEF); and
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iShares® 20+ Year Treasury Bond ETF (TLT).
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A cash constituent that reflects the notional returns accruing to a hypothetical investor from an investment in a notional money market account that accrues interest at SOFR plus 0.26161%, calculated in accordance with the Act/360 day count convention (i.e., using the actual number of days in the relevant accrual period divided by 360).

Allocations of the index among the equity ETF basket, the fixed income ETF basket and the cash constituent are determined on each index business day according to the following volatility control procedures:

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First, to the extent that the volatility (i.e., the degree of variation in the past returns) of the equity ETF basket exceeds the target volatility of 5%, the fixed income ETF basket is assigned a positive weight, and the weight of the equity ETF basket is reduced by the amount needed to achieve the 5% volatility target. For purposes of calculating volatility in this portion of the volatility control procedures, the volatility contribution of the fixed income ETF basket is not taken into account.
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Second, to the extent that the historically realized volatility of a weighted four asset portfolio consisting of the equity ETF basket and the three fixed income ETFs exceeds the 5% volatility target, the index will make an allocation to the cash constituent, and the weights of the equity ETF basket and fixed income ETFs will be ratably reduced.

How the volatilities used to make allocations of the index among its components are calculated, including over what time periods historical data is employed and the method of calculation, is described in greater detail below.

For the purpose of the index:

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an “underlying asset” is one of the ETFs or the cash constituent that is eligible for inclusion in the index on an index business day;
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an “ETF” is one of the ETFs that is eligible for inclusion in the index on an index business day; and
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an “index business day” is a day on which the New York Stock Exchange is open for regular trading.

BlackRock Index Services, LLC (“Index Services” or the “index administrator”), a subsidiary of BlackRock, Inc., designs, sponsors, calculates, administers and publishes the index.

Underlying Asset Weightings

As of April 1, 2025, the following chart sets forth the weighting of each underlying asset and the historical average percentage weightings of the underlying assets, the highest percentage weightings of the underlying assets and the percentage of index business days with positive weightings for the underlying assets from January 1, 2020 to April 1, 2025. As a result, the following chart does not reflect the global financial crisis which began in 2008, which had a materially negative impact on certain of the underlying assets. You should not take the historical information as an indication of the future performance of the index.

Underlying Asset	Weighting (as of April 1, 2025)*	Average Weighting (as of April 1, 2025)*	Highest Weighting (as of April 1, 2025)*	Percentage of Index Business Days When Underlying Asset is Included in the Index (as of April 1, 2025)*
iShares® MSCI USA Momentum Factor ETF	5.12%	11.1%	41.1%	97.0%
iShares® MSCI USA Quality Factor ETF	3.15%	16.9%	33.1%	80.4%
iShares® MSCI USA Size Factor ETF	2.94%	6.4%	46.4%	85.2%
iShares® MSCI USA Min Vol Factor ETF	6.09%	4.5%	24.7%	90.2%
iShares® MSCI USA Value Factor ETF	2.65%	4.6%	26.3%	78.1%
iShares® 1-3 Year Treasury Bond ETF	0.00%	8.6%	38.7%	36.2%
iShares® 7-10 Year Treasury Bond ETF	21.27%	22.6%	40.0%	100.0%
iShares® 20+ Year Treasury Bond ETF	21.27%	13.9%	40.0%	67.0%
Cash Constituent**	37.51%	22.9%	85.5%	88.3%

*Current weighting information is updated from time to time by the index administrator at blackrock.com/us/individual/products/309029/blackrock-dynamic-factor-index. We are not incorporating by reference the website or any material it includes in this index supplement.

** Prior to December 28, 2021, the cash constituent reflected notional returns accruing to a hypothetical investor from an investment in a notional money market account that accrued interest at 3-month USD LIBOR.

Index Performance versus Selected Benchmarks

The following chart and table provide a comparison between the index and certain classes of assets (in each case, represented by a benchmark equity ETF (the iShares® Core S&P 500 ETF (IVV)) and a benchmark fixed income ETF (the iShares® 7-10 Year Treasury Bond ETF (IEF)) from January 1, 2020 to April 1, 2025. Please note that the benchmark ETFs that are used to represent asset classes for purposes of the following table and chart may not be underlying assets for purposes of the index at any particular time (or at all) and in some cases differ from the underlying assets that are used to represent classes of assets with the same or similar titles for purposes of the index. You should not take the historical index information or historical benchmark ETF data as an indication of the future performance of the index.

Performance Since January 1, 2020*

* Index data reflects the index’s use of 3-month USD LIBOR prior to December 28, 2021. The index discontinued use of 3-month USD LIBOR for all purposes on December 28, 2021 and replaced such rate with SOFR plus 0.26161%. Therefore, extremely limited information regarding the performance of the index subsequent to its discontinued use of 3-month USD LIBOR is available, which may make it difficult for you to make an informed decision with respect to an investment in the notes.

As of April 1, 2025	BlackRock® Dynamic Factor Index****	iShares® Core S&P 500 ETF (IVV)	iShares® 7-10 Year Treasury Bond ETF (IEF)
Effective Performance (1 Month)	-0.94%	-5.28%	0.69%
Effective Performance (6 Month)	-2.88%	-0.67%	-1.01%
Annualized* Performance (since January 1, 2020)	-1.89%	13.01%	-0.72%
Annualized* Realized Volatility (since January 1, 2020)	4.98%	21.19%	7.88%
Return over Risk (since January 1, 2020)**	-0.38	0.61	-0.09
Maximum Peak-to-Trough Drawdown***	-19.10%	-33.90%	-23.93%
* Calculated on a per annum percentage basis.
** Calculated by dividing the annualized performance by the annualized realized volatility since January 1, 2020.
*** The largest percentage decline experienced in the relevant measure from a previously occurring maximum level.

**** Index data reflects the index’s use of 3-month USD LIBOR prior to December 28, 2021. The index discontinued use of 3-month USD LIBOR for all purposes on December 28, 2021 and replaced such rate with SOFR plus 0.26161%. Therefore, extremely limited information regarding the performance of the index subsequent to its discontinued use of 3-month USD LIBOR is available, which may make it difficult for you to make an informed decision with respect to an investment in the notes.

Index Allocations Among Asset Classes

The following chart sets forth the daily allocation on each index business day among each asset class (equity, fixed income and cash constituent) from January 1, 2020 to April 1, 2025, using the historical index information described above. You should not take the historical information as an indication of the future performance of the index.

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Equity ETF Basket
Fixed Income ETF Basket
Cash Constituent

Allocation of Equity ETF Basket

The following chart sets forth the daily allocation on each index business day within the equity ETF basket among the equity ETFs from January 1, 2020 to April 1, 2025, using the historical index information described above. You should not take the historical information as an indication of the future performance of the index.

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iShares® MSCI USA Momentum Factor ETF (MTUM)
iShares® MSCI USA Quality Factor ETF (QUAL)
iShares® MSCI USA Size Factor ETF (SIZE)
iShares® MSCI USA Min Vol Factor ETF (USMV)
iShares® MSCI USA Value Factor ETF (VLUE)

Allocation of Fixed Income ETF Basket

The following chart sets forth the daily allocation on each index business day within the fixed income ETF basket among the fixed income ETFs from January 1, 2020 to April 1, 2025, using the historical index information described above. You should not take the historical information as an indication of the future performance of the index.

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iShares® 1-3 Year Treasury Bond ETF (SHY)
iShares® 7-10 Year Treasury Bond ETF (IEF)
iShares® 20+ Year Treasury Bond ETF (TLT)

Additional Risk Factors Specific to the ETFs

The following risks relate only to the ETFs underlying the index. For risks and considerations relating to the index itself and certain other matters, see the applicable pricing supplement. You should carefully review all of the risks and considerations herein and in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in any underlying asset or the assets held by any ETF or in notes that bear interest at the notional interest rate. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks related to all of the ETFs

The ETFs Are Passively Managed to Track an Index and May Not Perform as Well as an Actively Managed Fund or Another Investment

The ETFs are not actively managed and may be affected by a general decline in the assets tracked by their underlying indices. Each passively managed ETF invests in assets included in, or representative of, the underlying index. These ETFs’ investment advisors do not attempt to take defensive positions under any market conditions, including during declining markets. This means, among other things, that the investment advisor typically will not sell a particular holding just because it is performing poorly. Instead, the ETF seeks to track the index regardless of whether the index level is increasing or decreasing. As a result, shares of the passively managed ETFs may not perform as well as an investment in actively managed ETFs or a basket comprised solely of actively managed ETFs or some other investment that seeks to outperform a benchmark or market.

There is No Affiliation Between Us and Any Issuer of Assets Held by Any ETF or Any Sponsor of Any ETF

GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of ETFs, and, at any time, may hold shares of ETFs. We are not affiliated with the issuers of the assets held by the ETFs, the underlying index sponsors or the ETF sponsors or investment advisors. However, our affiliates may currently or from time to time in the future own securities of, or engage in business with, the ETFs, their sponsors, their investment advisors, the sponsors of the underlying indexes or the issuers of assets held by the ETFs. Nevertheless, neither we nor any of our affiliates has verified the accuracy or the completeness of any information about the ETFs, the investment advisors or the issuers of assets held by the ETFs, and we have consulted only publicly available sources of information about them. You, as an investor in the notes, should make your own investigation into the ETFs, the investment advisors and the issuers of the assets held by the ETFs. See “The Underlying Assets” below for additional information about the ETFs.

None of the ETF sponsors, the sponsors of the underlying indexes, the ETFs’ investment advisors and the issuers of assets held by the ETFs are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, none of the ETF sponsors, the sponsors of the underlying indexes, the ETFs’ investment advisors and the issuers of assets held by the ETFs have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might adversely affect the level of an index or making any investment decision for the ETFs.

The Policies of the ETF Sponsors and/or Investment Advisor, and the Policies of Any Sponsor of an Underlying Index Tracked by an ETF, Could Affect the Level of the Index

Any ETF sponsor or investment advisor may from time to time be called upon to make certain decisions or judgments with respect to the implementation of the strategy of the ETF’s investment advisor concerning additions, deletions or substitutions of securities or assets held by the ETF, the manner in which changes affecting the underlying index, if any, are reflected in the ETF, the means of executing trading on behalf of an ETF, and the best means of tracking an underlying index, if any. The ETF sponsor’s or investment advisor’s decisions or judgments could affect the market price of the shares of the ETF and may adversely affect the level of the index.

In addition, the sponsor of an underlying index tracked by an ETF is responsible for the design and maintenance of such underlying index. The policies of the sponsor of such underlying index concerning the calculation of the underlying index, including decisions regarding the addition, deletion or substitution of the assets included in the underlying index, could affect the level of the underlying index and, consequently, could affect the market price of shares of the ETF and could adversely affect the level of the index, the amount payable on your notes and the market value of your notes.

There is No Assurance That an Active Trading Market Will Continue for the ETFs or That There Will Be Liquidity in Any Such Trading Market; Further, Each ETF is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although all of the shares of the ETFs and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETFs or that there will be liquidity in any such trading market.

In addition, each ETF is subject to management risk, which is the risk that an ETF’s investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. In addition, each investment advisor is permitted to engage in securities lending with respect to a portion of the applicable ETF’s total assets, which could subject such ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

Further, each ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, each ETF is subject to listing standards adopted by the securities exchange on which it is listed for trading. There can be no assurance that an ETF will continue to meet the applicable listing requirements, or that an ETF will not be delisted.

The ETFs May Be Subject to Pricing Dislocations and Other Market Forces, Which May Adversely Affect the Level of the Index

Even if the net asset value of an ETF’s assets is increasing, the market price of its shares may not. Shares of an ETF may trade in the secondary market at times when the ETF does not accept orders to purchase or redeem shares. At such times, shares may trade in the secondary market with more significant premiums or discounts than might be experienced at times when the ETF accepts purchase and redemption orders. Further, from time to time, an authorized participant, a third party investor, an ETF advisor, an affiliate of an ETF advisor or a fund may invest in an ETF and hold its investment for a specific period of time in order to facilitate commencement of an ETF’s operations or for the ETF to achieve size or scale, which could negatively impact such ETF. In addition, shares of each ETF trade at prices at, above or below the most recent net asset value of the ETF’s assets. The trading prices of an ETF’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than the net asset value. The trading prices of the ETF’s shares may deviate significantly from the ETF’s net asset value during periods of market volatility, and disruptions due to creations and redemptions of the ETF’s shares by authorized participants (or disruptions due to the lack of authorized participants able to create or redeem the ETF’s shares) or the existence of extreme market volatility may result in trading prices for shares of the ETF that differ significantly from its net asset value. If any of these dislocations were to occur, the level of the index, the amount payable on your notes and the market value of your notes may be adversely affected.

The Values of the ETFs May Not Completely Track the Level of the Indices Underlying Such ETFs

Although the trading characteristics and valuations of the shares of an ETF will usually mirror to some extent the characteristics and valuations of the underlying index, the value of the shares of an ETF may not completely track the level of the underlying index. One of the common reasons this occurs is that an index is a theoretical financial calculation of the performance of certain assets, but an ETF holds an actual investment portfolio. The value of a share of the ETF may reflect transaction costs and fees incurred or imposed by the investment advisor of the ETF as well as the costs to the ETF to buy and sell its assets. These costs and fees are not included in the calculation of the underlying index. Additionally, because an ETF may not actually hold all of the assets that comprise the underlying index, and may invest in securities that are not part of the underlying index, the ETF may not closely track the performance of the underlying index. Some additional reasons for these tracking differences are described under “The Underlying Assets” below. As a result of these tracking differences, the index may not perform as well as an investment linked directly to the underlying indices of the ETFs.

The ETFs May Be Subject to Global or Regional Financial Risks, Which May Adversely Affect the Level of the Index

Many of the ETFs invest wholly or substantially in regionally-focused debt or equity securities. If a financial crisis occurs in a region, or if there is another global financial crisis such as the one experienced beginning in 2007/2008, any number (if not all) of the ETFs may be severely affected, which may adversely affect the level of the index.

Risks related to ETFs concentrated in the Information Technology sector

Certain ETFs Are Concentrated in the Information Technology Sector and Do Not Provide Diversified Exposure

Certain ETFs hold assets that are concentrated in the Information Technology sector, which means the ETFs are more likely to be more adversely affected by any negative performance of the Information Technology sector than ETFs that have more diversified holdings across a number of sectors. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the ETFs’ investments. The value of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the Information Technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

Risks related to the iShares® MSCI USA Momentum Factor ETF

Momentum Securities Risk

The iShares® MSCI USA Momentum Factor ETF tracks an underlying index that is designed to measure the performance of an equity momentum strategy by emphasizing stocks with high price momentum. Stocks that have previously exhibited high momentum characteristics may not experience positive momentum in the future or may experience more volatility than the market as a whole. The underlying index sponsor may be unsuccessful in creating an underlying index that emphasizes momentum securities. In addition, there may be periods when the momentum style of investing is out of favor and the investment performance of the iShares® MSCI USA Momentum Factor ETF may suffer.

In November 2020, the iShares® MSCI USA Momentum Factor ETF Changed the Index it Tracks

The iShares® MSCI USA Momentum Factor ETF will generally invest in the securities included in the index it tracks, but may invest in cash, cash equivalents and other securities not included in the index. Prior to November 23, 2020, the iShares® MSCI USA Momentum Factor ETF tracked the MSCI USA Momentum Index, but, beginning on November 23, 2020, the iShares® MSCI USA Momentum Factor ETF began tracking the MSCI USA Momentum SR Variant Index. Any historical information about the performance of the iShares® MSCI USA Momentum Factor ETF for any period before November 23, 2020 was during a period in which the iShares® MSCI USA Momentum Factor ETF tracked a different index, and therefore should not be considered information relevant to how the iShares® MSCI USA Momentum Factor ETF will perform as it tracks the MSCI USA Momentum SR Variant Index.

The performance of the MSCI USA Momentum SR Variant Index may deviate from the performance of the MSCI USA Momentum Index as a result of its different rebalancing mechanics. Such divergence in performance may occur during any period that includes a rebalancing (whether scheduled or ad-hoc), and may be particularly acute during periods characterized by more frequent ad-hoc rebalancing or market volatility. In addition, BFA expects that the ETF may experience higher tracking error than is typical for similar exchange-traded funds.

The Index Which the iShares® MSCI USA Momentum Factor ETF Tracks Is a New Index With a Limited Historical Track Record

The MSCI USA Momentum SR Variant Index was launched on May 19, 2020. The index sponsor of the MSCI USA Momentum SR Variant Index has published hypothetical historical information regarding the historical performance of the MSCI USA Momentum SR Variant Index prior to May 19, 2020. Because the MSCI USA Momentum SR Variant Index was not published during those periods, these levels should not be relied upon when making your investment decision.

Risks related to the iShares® MSCI USA Quality Factor ETF

Quality Securities Risk

The iShares® MSCI USA Quality Factor ETF tracks an underlying index that is designed to measure securities that exhibit higher quality characteristics relative to their peers within the corresponding Global Industry Classification Standard sector. However, securities that previously exhibited greater quality characteristics than other securities may not continue to be quality securities. Many factors can impact a security’s quality and performance, and such factors and their impact may be difficult to predict. The returns of quality securities may be less than the returns of other styles of investing or the overall stock market. In addition, there may be periods when the quality style of investing is out of favor, and the investment performance of the iShares® MSCI USA Quality Factor ETF may suffer during such period.

Risks related to the iShares® MSCI USA Size Factor ETF

Low Size Risk

The iShares® MSCI USA Size Factor ETF tracks an underlying index that is designed to select equity securities based on certain investment style factors, including low size. Low size companies are those that are on the smaller end of the market capitalization range of securities in the MSCI USA Index. Low size is not a capitalization range similar to large, mid- and small capitalization companies, but rather a factor score determined by a security’s relative position within the market capitalization range of the MSCI USA Index.

Low size companies may be more volatile than those of larger companies, and therefore, the iShares® MSCI USA Size Factor ETF’s share price may be more volatile than those of funds that invest a larger percentage of their assets in stocks issued by larger capitalization companies. Stock prices of low size companies are more vulnerable to adverse business and economic developments. Securities of low size companies may be thinly traded, making it difficult for the iShares® MSCI USA Size Factor ETF to buy and sell them. In addition, low size companies may be less financially stable than larger, more established companies and may depend on a small number of essential personnel, making these companies more vulnerable to experiencing adverse effects due to the loss of personnel. Low size companies also may have less diverse product lines than those of larger capitalization companies and are more susceptible to adverse developments concerning their products.

Risks related to the iShares® MSCI USA Min Vol Factor ETF

Volatility Risk

The value of the securities in the iShares® MSCI USA Min Vol Factor ETF’s portfolio may fluctuate, sometimes rapidly and unpredictably. The value of a security may fluctuate due to factors affecting markets generally or particular industries. This volatility may affect the iShares® MSCI USA Min Vol Factor ETF’s net asset value. Although the underlying index was created by the underlying index sponsor to seek lower volatility than the MSCI USA Index, and the iShares® MSCI USA Min Vol Factor ETF’s name reflects the name of the underlying index as provided by the underlying index sponsor, there is no guarantee that the underlying index sponsor will be successful in creating an underlying index that minimizes volatility, and there is a risk that the iShares® MSCI USA Min Vol Factor ETF may experience more than minimum volatility. Securities in the iShares® MSCI USA Min Vol Factor ETF’s portfolio may be subject to price volatility, and their prices may not be any less volatile than the market as a whole, and could be more volatile. Events or financial circumstances affecting individual securities or sectors may increase the volatility of the iShares® MSCI USA Min Vol Factor ETF.

Risks related to the iShares® MSCI USA Value Factor ETF

Value Risk

The iShares® MSCI USA Value Factor ETF tracks an underlying index that is designed to measure the performance of securities in the MSCI USA Index that, in the aggregate, have value characteristics and relatively lower valuations relative to the large- and mid-cap U.S. equity market. Value securities are those issued by companies that may be perceived as undervalued. Value securities may decline in price or fail to appreciate for long periods of time, and they may never realize their full potential value. Value securities may underperform growth securities and other types of assets, as well as the overall stock market. Value securities may go in and out of favor over time.

Risks related to ETFs holding U.S. government debt securities

Your Investment is Subject to Concentration Risks

Certain of the ETFs invest in U.S. Treasury bonds that are all obligations of the United States, including the iShares® 1-3 Year Treasury Bond ETF, the iShares® 7-10 Year Treasury Bond ETF and the iShares® 20+ Year Treasury Bond ETF. In addition, the iShares® 20+ Year Treasury Bond ETF invests in securities with a similar remaining time to maturity. As a result, these ETFs are concentrated in the performance of bonds issued by a single issuer and having the same general tenor and terms. Although your investment in the notes will not result in the ownership or other direct interest in the U.S. Treasury bonds held by any ETF, the return on your investment in the notes will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk that the U.S. Treasury may default on its obligations by the market (whether for credit or legislative process reasons) or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect such ETFs and may adversely affect the level of the index. In addition, to the extent that any such decrease in demand is more concentrated in particular U.S. Treasury bond maturities, the ETFs that are concentrated in those maturities could be severely affected, which may adversely affect the level of the index.

ETFs Holding U.S. Government Bonds May Change in Unexpected Ways

The indexes to which ETFs holding U.S. Treasury bonds tend to be linked tend to have very limited public disclosure about the underlying indexes. The index sponsors of these indexes retain discretion to make changes to the indexes at any time. The lack of detailed information about the indexes and how their constituents may change in the future creates the risk that the indexes could change in the future to perform much differently from the way they would perform if such changes were not made. If the indexes are changed in unexpected ways, the ETFs holding such bonds would similarly change to better reflect the indexes. The performance of the ETFs holding such bonds could be adversely affected in that case, which could adversely affect your investment in the notes.

Risks related to ETFs holding debt securities

Your Investment is Subject to Income Risk and Interest Rate Risk

The income of ETFs that invest in debt securities, or “bonds,” may decline when interest rates fall. This decline can occur because the ETF must invest in lower-yielding bonds as bonds in its portfolio fall outside the time to maturity limits required by the ETF’s investment objective or are called, bonds in the underlying index are substituted or the ETF otherwise needs to purchase additional bonds. In addition, an increase in interest rates may cause the value of the fixed rate bonds held by an ETF to decrease, may lead to heightened volatility in the fixed income markets and may adversely affect the liquidity of certain fixed income bonds. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. If any of these events occur, the shares of the ETFs invested in bonds and the level of the index could be adversely affected.

THE UNDERLYING ASSETS

The defined terms provided in the description of each underlying asset apply only in the description in which they are used. Unless otherwise indicated, these definitions are not intended to be used in other sections of this index supplement.

The underlying asset descriptions below are provided in the following order:

ASSET CLASS	ASSET CLASS MINIMUM WEIGHT	ASSET CLASS MAXIMUM WEIGHT	UNDERLYING ASSET	TICKER
Equities	0%	100%	iShares® MSCI USA Momentum Factor ETF	MTUM
			iShares® MSCI USA Size Factor ETF	SIZE
			iShares® MSCI USA Quality Factor ETF	QUAL
			iShares® MSCI USA Value Factor ETF	VLUE
			iShares® MSCI USA Min Vol Factor ETF	USMV
Fixed Income	0%	100%	iShares® 1-3 Year Treasury Bond ETF	SHY
			iShares® 7-10 Year Treasury Bond ETF	IEF
			iShares® 20+ Year Treasury Bond ETF	TLT
Cash Constituent	0%	100%	Notional Interest Rate	N/A

Where Information About the ETFs Can Be Obtained

Information filed by each ETF’s trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by each ETF’s trust, including its reports to shareholders, can be located by referencing such trust’s CIK number referred to in the descriptions below.

In addition, information regarding the ETFs (including fees, top ten holdings and weights and sector weights, as applicable) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the ETF websites. We are not incorporating by reference the websites, the sources listed above or any material they include in this index supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trusts with the SEC.

We Obtained the Information About the ETFs From the Trusts’ Publicly Available Information

We have derived all information about the ETFs in this index supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the ETFs in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this index supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the ETFs — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the ETFs could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the ETFs.

We or any of our affiliates may currently or from time to time engage in business with the trusts, including making loans to or equity investments in the trust or providing advisory services to the trusts, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trusts and, in addition, one or more of our affiliates may publish research reports about the ETFs. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

iShares® MSCI USA Momentum Factor ETF

The shares of the iShares® MSCI USA Momentum Factor ETF (the “ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

•
The ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI USA Momentum SR Variant Index (the “index”). The index consists of stocks exhibiting relatively higher momentum characteristics than the traditional market capitalization-weighted MSCI USA Index. The MSCI USA Index includes U.S. large- and mid-capitalization stocks. Prior to November 23, 2020, the ETF tracked the MSCI USA Momentum Index.
•
The ETF follows a strategy of “representative sampling,” which means the ETF’s holdings are not the same as those of its index. The performance of the ETF may significantly diverge from that of its index.
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The ETF’s investment advisor is BlackRock Fund Advisors.
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The ETF’s shares trade on the Cboe BZX under the ticker symbol “MTUM”.
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The trust’s SEC CIK Number is 0001100663.
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The ETF’s inception date was April 16, 2013.

Effective August 17, 2020, the name of the ETF changed from the iShares® Edge MSCI USA Momentum Factor ETF to the iShares® MSCI USA Momentum Factor ETF.

iShares® MSCI USA Value Factor ETF

The shares of the iShares® MSCI USA Value Factor ETF (the “ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

•
The ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI USA Enhanced Value Index (the “index”). The index is designed to measure the performance of securities in the MSCI USA Index that exhibit higher value characteristics relative to their peers within the corresponding Global Industry Classification Standard sector. The MSCI USA Index includes U.S. large- and mid-capitalization stocks.
•
The ETF follows a strategy of “representative sampling,” which means the ETF’s holdings are not the same as those of its index. The performance of the ETF may significantly diverge from that of its index.
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The ETF’s investment advisor is BlackRock Fund Advisors.
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The ETF’s shares trade on the Cboe BZX under the ticker symbol “VLUE”.
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The trust’s SEC CIK Number is 0001100663.
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The ETF’s inception date was April 16, 2013.

Effective August 17, 2020, the name of the ETF changed from the iShares® Edge MSCI USA Value Factor ETF to the iShares® MSCI USA Value Factor ETF.

iShares® MSCI USA Quality Factor ETF

The shares of the iShares® MSCI USA Quality Factor ETF (the “ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

•
The ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI USA Sector Neutral Quality Index (the “index”). The index seeks to measure the performance of securities in MSCI USA Index that exhibit higher quality characteristics relative to their peers within the corresponding Global Industry Classification Standard sector. The MSCI USA Index includes U.S. large- and mid-capitalization stocks.
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The ETF follows a strategy of “representative sampling,” which means the ETF’s holdings are not the same as those of its index. The performance of the ETF may significantly diverge from that of its index.
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The ETF’s investment advisor is BlackRock Fund Advisors.
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The ETF’s shares trade on the Cboe BZX under the ticker symbol “QUAL”.
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The trust’s SEC CIK Number is 0001100663.
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The ETF’s inception date was July 16, 2013.

Effective August 17, 2020, the name of the ETF changed from the iShares® Edge MSCI USA Quality Factor ETF to the iShares® MSCI USA Quality Factor ETF.

iShares® MSCI USA Size Factor ETF

The shares of the iShares® MSCI USA Size Factor ETF (the “ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

•
The ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI USA Low Size Index (the “index”). The index is constructed by applying a mathematical formula at each rebalancing that reweights the components of its market capitalization-weighted MSCI USA Index, such that the representation of smaller capitalization companies is increased relative to larger capitalization companies. The MSCI USA Index includes U.S. large- and mid-capitalization stocks.
•
The ETF follows a strategy of “representative sampling,” which means the ETF’s holdings are not the same as those of its index. The performance of the ETF may significantly diverge from that of its index.
•
The ETF’s investment advisor is BlackRock Fund Advisors.
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The ETF’s shares trade on the NYSE Arca under the ticker symbol “SIZE”.
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The trust’s SEC CIK Number is 0001100663.
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The ETF’s inception date was April 16, 2013.

Effective August 17, 2020, the name of the ETF changed from the iShares® Edge MSCI USA Size Factor ETF to the iShares® MSCI USA Size Factor ETF.

iShares® MSCI USA Min Vol Factor ETF

The shares of the iShares® MSCI USA Min Vol Factor ETF (the “ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

•
The ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI USA Minimum Volatility Index (the “index”). The index measures the performance of large- and mid-capitalization equity securities listed on stock exchanges in the U.S. that, in the aggregate, have lower volatility relative to the large- and mid-cap U.S. equity market.
•
The ETF follows a strategy of “representative sampling,” which means the ETF’s holdings are not the same as those of its index. The performance of the ETF may significantly diverge from that of its index.
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The ETF’s investment advisor is BlackRock Fund Advisors.
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The ETF’s shares trade on the CBOE BZX under the ticker symbol “USMV”.
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The trust’s SEC CIK Number is 0001100663.
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The ETF’s inception date was October 18, 2011.

Effective August 17, 2020, the name of the ETF changed from the iShares® Edge MSCI Min Vol USA ETF to the iShares® MSCI USA Min Vol Factor ETF.

iShares ® 1-3 Year Treasury Bond ETF

The shares of the iShares® 1-3 Year Treasury Bond ETF (the “ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

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The ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the ICE U.S. Treasury 1-3 Year Bond Index (the “index”). The index measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of greater than or equal to one year and less than three years.
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The ETF follows a strategy of “representative sampling,” which means the ETF’s holdings are not the same as those of its index. The performance of the ETF may significantly diverge from that of its index.
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The ETF’s investment advisor is BlackRock Fund Advisors.
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The ETF’s shares trade on the Nasdaq under the ticker symbol “SHY”.
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The trust’s SEC CIK Number is 0001100663.
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The ETF’s inception date was July 22, 2002.

iShares® 7-10 Year Treasury Bond ETF

The shares of the iShares® 7-10 Year Treasury Bond ETF (the “ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

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The ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the ICE U.S. Treasury 7-10 Year Bond Index (the “index”). The index measures the performance of public obligations of the U.S. Treasury that have a remaining maturity of greater than or equal to seven years and less than ten years.
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The ETF follows a strategy of “representative sampling,” which means the ETF’s holdings are not the same as those of its index. The performance of the ETF may significantly diverge from that of its index.
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The ETF’s investment advisor is BlackRock Fund Advisors.
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The ETF’s shares trade on the Nasdaq under the ticker symbol “IEF”.
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The trust’s SEC CIK Number is 0001100663.
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The ETF’s inception date was July 22, 2002.

iShares ® 20+ Year Treasury Bond ETF

The shares of the iShares® 20+ Year Treasury Bond ETF (the “ETF”) are issued by iShares® Trust (the “trust”), a registered investment company.

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The ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the ICE U.S. Treasury 20+ Year Bond Index (the “index”). The index measures the performance of public obligations of the U.S. Treasury that have a remaining maturity greater than or equal to twenty years.
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The ETF follows a strategy of “representative sampling,” which means the ETF’s holdings are not the same as those of its index. The performance of the ETF may significantly diverge from that of its index.
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The ETF’s investment advisor is BlackRock Fund Advisors.
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The ETF’s shares trade on the Nasdaq under the ticker symbol “TLT”.
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The trust’s SEC CIK Number is 0001100663.
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The ETF’s inception date was July 22, 2002.

THE NOTIONAL INTEREST RATE

The cash constituent reflects the notional return accruing to a hypothetical investor from an investment in a money market account denominated in U.S. dollars that accrues interest at a rate determined by reference to the notional interest rate, which is SOFR plus 0.26161%.

USE OF PROCEEDS

We intend to lend the net proceeds from the sale of the notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the notes, we and/or our affiliates have entered into, or expect to enter into, hedging transactions involving purchases of listed or over-the-counter options, futures and/or other instruments linked to the index, the underlying assets or SOFR on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other index-linked notes we issue, some of which may have returns linked to the index, the underlying assets or SOFR. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

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expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the index or some or all of the underlying assets or SOFR,
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may take or dispose of positions in the assets held by the ETFs,
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may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market,
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may take short positions in the underlying assets or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or
●
may take or dispose of positions in interest rate swaps, options swaps and treasury bonds.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the index, the underlying assets, SOFR or assets held by the ETFs. We expect our affiliates’ steps to involve sales of instruments linked to the index, the underlying assets, SOFR or assets held by the ETFs on or shortly before the determination date. Our affiliates’ steps also may involve sales and/or purchases of some or all of the listed or over-the-counter options, futures or other instruments linked to the index.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96- 23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each note to be issued, GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp., the principal amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. GS&Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of GS Finance Corp. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a)
the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)
a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129; and
(b)
the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a)
the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;
(iii)
or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and
(b)
the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by GS Finance Corp.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This index supplement, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this index supplement, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 26 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this index supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This index supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this index supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this index supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This index supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this index supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

GS Finance Corp.

Medium-Term Notes, Series F

guaranteed by

The Goldman Sachs Group, Inc.

BlackRock® Dynamic Factor Index Supplement No. 64

Notes Linked to the Performance of the BlackRock® Dynamic Factor Index

TABLE OF CONTENTS

BlackRock® Dynamic Factor Index Supplement No. 64

Page
Summary Overview of the Index	S-3
Additional Risk Factors Specific to the ETFs	S-10
The Underlying Assets	S-15
Use of Proceeds	S-25
Hedging	S-25
Employee Retirement Income Security Act	S-26
Supplemental Plan of Distribution	S-27
Conflicts of Interest	S-29